UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010

MINERALS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11430	25-1190717

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, New York, NY	10017-6707

(Address of principal executive offices)	(Zip Code)

(212) 878-1800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of a Matter to a Vote of Security Holders.

On May 19, 2010, the Annual Meeting of Stockholders of Minerals Technologies Inc. (the “Company”) was held.  A total of 17,459,998 shares were represented in person or by proxy, or 92.90% of the eligible voting shares.  The matters voted upon and the results of the vote were as follows:

1. Election of Directors

	For	Withheld	Non-Votes
Joseph C. Muscari	15,600,770	645,709	1,213,519
William C. Stivers	15,633,083	613,396	1,213,519

2.  Ratification of appointment of KPMG LLP as the independent registered public accounting form for the 2010 fiscal year.

For	Against	Abstain	Non-Votes
16,974,225	475,844	9,929	0

Item 8.01    Other Events.

On May 18, 2010 the Company issued a press release announcing that on May 18, 2010 its Board of Directors had declared a regular quarterly dividend of $0.05 per share on the Company's common stock.  The dividend is payable on June 16, 2010 to stockholders of record on June 1, 2010. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits
99.1  Press Release Dated May 18, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALS TECHNOLOGIES INC.
(Registrant)

	By:	/s/ Thomas J. Meek

	Name:	Thomas J. Meek
	Title:	Vice President, General Counsel and Secretary

Date: May 21, 2010

MINERALS TECHNOLOGIES INC.
EXHIBIT INDEX

Exhibit No. __________	Subject Matter ____________________________________________________________

99.1	Press Release dated May 18, 2010